UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 29, 2012

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC
(Exact name of registrant as specified in its charter)

Delaware	0-54573	45-2608276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Merrill Lynch Alternative Investments LLC
4 World Financial Center, 10th Floor
250 Vesey Street,
New York, NY 10080
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:  (212) 449-3517

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1) Effective February 29, 2012, the Limited Liability Company Operating Agreement of Highbridge Commodities FuturesAccess LLC (the “Registrant”) has been amended.  The Registrant’s Amended and Restated Limited Liability Company Operating Agreement is being filed as an exhibit.

(2)  The amendments revised the Registrant’s Limited Liability Company Operating Agreement with respect to the following, among other things:

(i)	clarifying that the Registrant is an affiliate of Bank of America Corporation;

(ii)	providing for the issuance and redemption of fractional units of limited liability company interest in the Registrant (“Units”);

(iii)	clarifying certain terms applicable to Class M Units, as well as terms applicable to other Classes of Units; and

(iv)	clarifying certain procedures relating to the admission of new investors.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

3.02	Amended and Restated Limited Liability Company Operating Agreement of Highbridge Commodities FuturesAccess LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

By:	Merrill Lynch Alternative Investments LLC, its Manager

By:	/s/ Barbra E. Kocsis
	Name:	Barbra E. Kocsis
	Position:	Chief Financial Officer and Vice President

Date: March 6, 2012

HIGHBRIDGE COMMODITIES FUTURESACCESS LLC

FORM 8-K

INDEX TO EXHIBITS

Exhibit

Exhibit 3.02	Amended and Restated Limited Liability Company Operating Agreement of Highbridge Commodities FuturesAccess LLC.